As filed with the Securities and Exchange Commission on January 29, 2024

Registration No. 333-271335

333-264445

333-254400

333-237425

333-233866

333-230348

333-227865

333-216586

333-210013

333-204178

333-194949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration Statement No. 333-271335

Post-Effective Amendment No. 1 to Registration Statement No. 333-264445

Post-Effective Amendment No. 1 to Registration Statement No. 333-254400

Post-Effective Amendment No. 1 to Registration Statement No. 333-237425

Post-Effective Amendment No. 1 to Registration Statement No. 333-233866

Post-Effective Amendment No. 1 to Registration Statement No. 333-230348

Post-Effective Amendment No. 1 to Registration Statement No. 333-227865

Post-Effective Amendment No. 1 to Registration Statement No. 333-216586

Post-Effective Amendment No. 1 to Registration Statement No. 333-210013

Post-Effective Amendment No. 1 to Registration Statement No. 333-204178

Post-Effective Amendment No. 1 to Registration Statement No. 333-194949

UNDER THE SECURITIES ACT OF 1933

ARAVIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4106690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address, including zip code, of principal executive offices)

Aravive, Inc. 2019 Equity Incentive Plan

Aravive, Inc. 2014 Equity Incentive Plan

Aravive, Inc. 2014 Employee Stock Purchase Plan

Versartis, Inc. 2014 Equity Incentive Plan

Versartis, Inc. 2014 Employee Stock Purchase Plan

Versartis, Inc. 2009 Stock Plan

(Full title of the plans)

Gail McIntyre

Secretary and Authorized Officer

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(936) 355-1910

(Name, address of and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

On January 17, 2024, Aravive, Inc. (the “Company”) announced its intention to voluntarily terminate the listing of its shares of common stock, par value $0.0001 per share (the “Common Stock”) from the Nasdaq Global Select Market (the “Delisting”). On October 2, 2023, at the Company’s 2023 Annual Meeting of Stockholders, the Company’s stockholders approved the transfer of all or substantially all of the Company's assets through an assignment for the benefit of creditors (the “Assignment”) if the Company’s Board of Directors (the “Board”) deemed such transfer to be in the best interests of the Company, which Assignment the Board approved on January 12, 2024. The Company subsequently filed a Form 25 with the Securities and Exchange Commission (the “SEC”) in connection with the Delisting. In connection with the foregoing and the undertakings in the Registration Statements (as defined below), the Company is hereby filing this Post-Effective Amendment to each of the Company’s registration statements on Form S-8 (Registration Nos. 333-271335, 333-264445, 333-254400, 333-237425, 333-233866, 333-230348, 333-227865, 333-216586, 333-210013, 333-204178 and 333-194949) (collectively, the “Registration Statements”) to terminate the effectiveness of each such Registration Statement and to remove from registration all of the Company’s securities that remain unsold under each such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on or before January 29, 2024.

ARAVIVE, INC.

By:	/s/ Gail McIntyre
Gail McIntyre
Secretary and
Authorized Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.